UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2008

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))
☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2008, Progress Energy, Inc. (the “Company”) announced that Peter M Scott, III, Executive Vice President and Chief Financial Officer of the Company will retire as an employee in the latter part of the third quarter of 2008.

The Company also announced that Mark F. Mulhern, currently Senior Vice President - Finance of the Company, will succeed Mr. Scott as Chief Financial Officer of the Company upon Mr. Scott’s retirement.

Mr. Mulhern, age 48, joined Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. in 1996 as Vice President and Controller.  He served as Vice President and Treasurer from 1997 through 2000, when he assumed the role of Vice President - Strategic Planning of the Company at the close of its merger with Florida Progress Corporation in 2000.  He served as Senior Vice President of Competitive Commercial Operations of Progress Energy Ventures, Inc. from 2003 to 2005.  He has served as Senior Vice President - Finance of the Company since 2007 and as President of Progress Ventures, Inc. since 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.,
Registrant

By:	/s/ Jeffrey M. Stone
Jeffrey M. Stone
Chief Accounting Officer

Date: June 26, 2008